MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS   OF SMC GROUP FOR YEAR-ENDED MARCH 31, 2008

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Revenues for SMC Group Increased 66.8% to $57.1 million

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SMC Group’s Earnings Before Income Taxes Increased 30.7% to $22.4 million

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Total number of SMC branches Increased 57% to 1260.

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Total number of SMC Customers Increased 75% to 450,000

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Awarded  “Fastest Growing Retail Network – 2008” in India, by Business Sphere

New York – July 3, 2008 – Millennium India Acquisition Company, Inc. (“MIAC”) (NASDAQ: SMCG) today announced US GAAP results for the year ended March 31, 2008 for SMC Group of Companies (“SMC Group”).

For the fiscal year ended March 31, 2008, SMC Group announced total revenues of approximately $57.1 million (Rs. 2,286 million), Earnings Before Income Taxes of $22.4 million (Rs. 898.3 million), and Net Income of approximately $15.5 million (Rs 620.6 million) on a combined basis. For the year ended March 31 2007, US GAAP revenues were approximately $34.2 million (Rs. 1,370.5 million), Earnings Before Income Taxes were $17.2 million (Rs. 687.4 million) and Net Income was approximately $12.6 million (Rs 504.8 million) on a combined basis. SMC Group recorded growth in revenues of 66.8% and growth in Earnings Before Income Taxes of 30.7%. SMC Comtrade was consolidated into SMC on April 26, 2007.

The combined financial information for SMC Group set forth in this release contains combined financial information for SMC Global, SAM Global and SMC Comtrade. This information is derived from financial information prepared under US GAAP for these companies. The amounts for fiscal year 2007 pertain to the full fiscal year for all three companies. The amounts for fiscal year 2008 include SMC Global and SAM Global for the full fiscal year and SMC Comtrade from the date of acquisition. The compilation is not a  measure prepared in accordance with generally accepted accounting principles (“GAAP”) and is unaudited.

The SMC Group publishes its financial information in Indian Rupees.  All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 40.2 = U.S.$1.00 and are made solely for the convenience of the reader.

As part of its rapid growth, SMC Group reported an increase in trading volume, recording an average of 254,000 trades per day for FY 2008 compared to an average of 130,000 trades per day for FY 2007. SMC Group also reported a 130% increase in trading turnover: $ 250 billion for FY 2008 compared with $ 109 billion, for FY 2007.

Subhash Chand Aggarwal, Chairman of SMC Group, said “SMC Group grew significantly during the last year, despite a challenging financial business environment in India. With revenues and the number of customers we serve both growing over 70%, we expanded our market share in businesses we are market leaders in today such as equities and commodities broking, while also strengthening our foundation for new businesses we are getting into which have potential for solid growth in India. Furthermore, we have a strong balance sheet, healthy cash position, and no exposure to the mortgage and credit-related issues affecting many financial institutions around the world. With solid growth this year and the investment capital received from MIAC in January 2008, we are well positioned to further expand our business. We remain enthusiastic about our growth prospects for the remainder of the year and beyond, especially as the Indian government has committed to opening up the financial sector and making it the next growth engine for the Indian economy.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “SMC Group continues to demonstrate impressive growth and is already one of the largest players in the financial sector in India. With the Indian government projecting GDP growth exceeding 8.5% for the coming year, and the rapidly expanding financial sector, SMC Group will continue to grow its business by capitalizing on its comprehensive infrastructure and technology, adding new products and services, and expanding its retail distribution and customer network. Through our innovative structure and our listing on NASDAQ, we offer US investors a convenient way to participate in this high growth.”

In addition to strong revenue and income growth, SMC Group also reported an increase in the number of branches, cities covered and customers served. As of March 31, 2008, SMC:

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Increased retail distribution network to 1,260 branches compared with 803 branches as of March 31, 2007

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Increased nationwide presence to 325 cities compared with 208 cities as of March 31, 2007

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Increased customers: serves the financial needs of 450,000 investors compared with 256,000 investors as of March 31, 2007

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Ranked 5th largest retail distribution in India, Prime Data rankings (2008)

Augmenting its market leading position, SMC also experienced rapid growth in fiscal 2008 in some new focus areas including:

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Distribution of financial products and services: Revenues close to doubled compared to fiscal 2007, as SMC leveraged its branch network to cross-sell products including mutual funds, IPOs, and insurance to existing clients. The size of SMC’s highly trained nationwide financial adviser network grew from 6,000 to 7,500

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Online trading: Began offering online trading thorough its state-of-the-art online trading portal, adding 15,000 clients during fiscal 2008, compared with a total of 1,000 customers in fiscal 2007. With India having the worlds youngest population, online trading is one of the fastest growing segments, and SMC is focused on leveraging its state-of-the-art technology to grow exponentially in this area

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Institutional business: Added 15 new institutional customers in fiscal 2008, including major banks and financial institutions. With managed assets growing rapidly in India (projected to grow from $170 billion to $1 trillion by 2015, BCG research), SMC is focused on increasing penetration in institutional business

To maintain this high pace of growth and also to lay the foundation for new business opportunities, SMC Group invested significantly in infrastructure in fiscal 2008, compared to previous years, attracting quality staff, expanding locations, improving technology, and adding new products and services. In particular, due to the fast growth in the retail network yielding customer growth of 75%, SMC was privileged to be awarded “Fastest Growing Retail Network – 2008” in India by Business Sphere.

Mahesh Chand Gupta, Co-Founder and Vice-Chairman of SMC Group, said “Our vision is to remain amongst the top retail diversified financial services companies based in India. During fiscal 2008, our expenses grew as we invested in expanding our infrastructure. This impacted our net income in the short-term but allowed us to strengthen our abilities to sustain our high rate of growth, yielding profits for the future. SMC Group now has leading edge trading platforms capable of handling trading turnover in excess of $350 billion a year, supporting customers in over 325 cities. We are also laying the foundation for developing a platform to support a new Wealth Management Business, and providing services such as margin funding, and are considering acquisition of a Non-Bank Finance Company (NBFC) to serve as a platform for entering into this high growth area.”

Suhel Kanuga, President & CFO of MIAC added, “Despite challenging conditions, the strong growth of SMC Group during this past year is a testimony to the solid business model, experienced management team, and its leading position in the under penetrated financial sector of India. Additionally, Bennett Coleman’s purchase of a 2.098% equity stake in SMC Group, which closed successfully after meeting all required approvals, at an enterprise value of approximately $875 million  (Rs 3,500 crore), further validates our view on the value of the SMC franchise and its experienced management team.”

About MIAC

As of March 31, 2008 MIAC’s principal asset is its ownership of a 14.75% equity interest in each of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM").  SMC and SAM are referred to herein as the SMC Group. Following the Bennett Coleman transaction, which closed in March 2008 with Bennett Coleman acquiring a 2.098% equity stake in SMC Group, MIAC’s stake is now 14.44%.

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2008, it was one of the most active trading firms in India, averaging over 250,000 trades per day and handled over $250 billion in customer transactions. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of a total of 450,000 investors presently, having added 200,000 customers in FY08. The retail distribution footprint in India has expanded as well, adding 457 locations, taking the total to 1,260 locations in FY08. Currently, SMC Group has approximately 1,800 employees and a rapidly expanding retail distribution network of more than 7,500 independent financial advisors, in over 325 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

About Bennnett Coleman

Bennett Coleman & Co. is a leading media, finance and investment company in India, and owns some of the leading publications in India, including The Times of India and The Economic Times. Bennett Coleman is also an investor in leading Indian companies, and has an investment portfolio of over 650 investments currently.

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The non-GAAP measures contained in this press release have not been prepared  in accordance with generally accepted accounting principles, should not be used as an alternate for GAAP measures, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MIAC believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with SMC Group’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate SMC Group’s results of operations in conjunction with the corresponding GAAP measures.MIAC believes that combining the financial information of SMC Global and SAM Global provides useful information to investors as MIAC has an equal equity stake in both companies.

Reconciliation:

Fiscal year ended March 31, 2008 (in thousands of U.S. dollars)

	SMC Global	SAM Global			Total
Revenue	36,152	20,970			57,122
EBIT	12,245	10,200			22,445
Net Income	9,086	6,422			15,508

Fiscal year ended March 31, 2007 (in thousands of U.S. dollars)
	SMC Global	SAM Global	SMC Comtrade		Total
Revenue	16,277	9,782	8,186		34,245
EBIT	6,573	4,641	5,963		17,177
Net Income*	6,326	3,404	4,804	(1,922)	12,612

*Adjusted to reflect 40% of income from SMC Comtrade aleady included in the income for SMC Global, reflecting SMC Global’s 40% equity stake in SMC Comtrade as of March 31, 2007.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about MIAC and SMC Group.Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Group and Bennett Coleman is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended.  Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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Investor Relations Contact:

Alan Sheinwald

Alliance Advisors, LLC.

Tel:   914-669-0222

Email: asheinwald@allianceadvisors.net